UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 1, 2005

Annuity and Life Re (Holdings), Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-16561	66-0619270

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Cumberland House, 1 Victoria Street, Hamilton, Bermuda	HM 11

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 296-7667

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Definitive Material Agreement.
SIGNATURES

Item 1.01. Entry Into a Definitive Material Agreement.

     At its meeting on March 1, 2005, the Board of Directors of Annuity and Life Re (Holdings), Ltd., based upon recommendations from the Compensation Committee of the Board of Directors, made the following cash bonus awards for 2004 to the specified named executive officers (as defined in Regulation S-K Item 402(a)(3)) of the Company:

Name	Title	Cash Bonus
John F. Burke	President and Chief Executive Officer	$250,000

John W. Lockwood	Senior Vice President and Chief Financial Officer	$100,000

William Mawdsley	Vice President and Chief Actuary	$125,000

     At its March 1, 2005 meeting, the Board of Directors also approved an increase in Mr. Mawdsley’s annual salary from $190,000 to $200,000 for 2005, and an increase in Mr. Mawdsley’s monthly housing and travel allowance under his employment agreement with the Company from $8,333 per month to $10,000 per month.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNUITY AND LIFE RE (HOLDINGS), LTD.
Date: March 3, 2005	By:	/s/ John F. Burke
John F. Burke
Chief Executive Officer